UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 1, 2008
Town Sports International Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52013	20-0640002
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Penn Plaza (4th Floor), New York, New York	10001
(Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 246-6700
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4))

Item 2.02.	Results of Operations and Financial Condition
     On May 1, 2008, Town Sports International Holdings, Inc. (the “Company”) issued a press release announcing its results for the first quarter 2008. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     The information in Item 2.02 on this Current Report on Form 8-K, including the attached exhibit, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be set forth by specific reference in such filing.

Item 8.01	Other Events
     On April 29, 2008, the Board of Directors approved a plan to repurchase up to an aggregate of $25.0 million of the Company’s common stock.
     The repurchases will be made from time to time on the open market at prevailing market prices, through privately negotiated transactions as conditions permit, or pursuant to a 10b5-l plan adopted by the Company which permits the Company to repurchase its shares during periods in which the company may be in possession of material non-public information. The repurchase program is expected to continue through December 31, 2009. The stock repurchase program may be modified, extended or terminated by the Board of Directors at any time.

Item 9.01	Financial Statements and Exhibits
     (d) Exhibits
     99.1 Press release dated May 1, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. (Registrant)
Date: May 1, 2008	By:	/s/ Daniel Gallagher
Daniel Gallagher
Chief Financial Officer

EXHIBIT INDEX
99.1	Press release issued by Town Sports International Holdings, Inc. on May 1, 2008 announcing earnings for the first quarter 2008.